                                                                   Exhibit 4.3

_____________________________________________________________________

                           INDENTURE



                  Dated as of March 15, 1997

                             among

              SPANISH BROADCASTING SYSTEM, INC.,
                          as Issuer,

               SPANISH BROADCASTING SYSTEM, INC.
                  (a New Jersey corporation),
       SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC.,
         SPANISH BROADCASTING SYSTEM OF FLORIDA, INC.,
          SPANISH BROADCASTING SYSTEM NETWORK, INC.,
                     SBS PROMOTIONS, INC.,
                  ALARCON HOLDINGS, INC. and
                SBS OF GREATER NEW YORK, INC.,
                        as Guarantors,

                              and

           UNITED STATES TRUST COMPANY OF NEW YORK,
                          as Trustee


                       ________________


                         $413,930,000


             14 1/4% Exchange Debentures due 2005

_____________________________________________________________________

                           CROSS-REFERENCE TABLE


 TIA                                                  Indenture
Section                                                Section
-------                                               ---------

310(a)(1)...........................................     7.10
   (a)(2)..........................................      7.10
   (a)(3)..........................................      N.A.
   (a)(4)..........................................      N.A.
   (a)(5)..........................................      7.10
   (b).............................................      7.08; 7.10
   (c).............................................      N.A.
311(a)..............................................     7.11
   (b).............................................      7.11
   (c).............................................      N.A.
312(a)..............................................     2.05
   (b).............................................      11.03
   (c).............................................      11.03
313(a)..............................................     7.06
   (b)(1)..........................................      7.06
   (b)(2)..........................................      7.06; 7.07
   (c).............................................      7.05; 7.06;
                                                         11.02
   (d).............................................      7.06
314(a)..............................................     4.08; 4.10;
                                                         11.02
   (b).............................................      N.A.
   (c)(1)..........................................      4.08; 11.04
   (c)(2)..........................................      11.04
   (c)(3)..........................................      4.08; 11.04
   (d).............................................      N.A.
   (e).............................................      11.05
   (f).............................................      N.A.
315(a)..............................................     7.01(b)
   (b).............................................      7.05; 11.02
   (c).............................................      7.01(a)
   (d).............................................      7.01(c)
   (e).............................................      6.11
316(a)(last sentence)...............................     2.09
   (a)(1)(A).......................................      6.05
   (a)(1)(B).......................................      6.04
   (a)(2)..........................................      N.A.
   (b).............................................      6.07; 9.04
   (c).............................................      9.04
317(a)(1)...........................................     6.08
   (a)(2)..........................................      6.09
   (b).............................................      2.04
318(a)..............................................     11.01
   (c).............................................      11.01
______________________

"N.A." means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                           TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                ARTICLE ONE

                       DEFINITIONS AND INCORPORATION
                               BY REFERENCE

Section 1.01      Definitions......................................       1
Section 1.02      Incorporation by Reference of TIA................      24
Section 1.03      Rules of Construction............................      25


                                ARTICLE TWO

                              THE SECURITIES

Section 2.01      Form and Dating..................................      25
Section 2.02      Execution and Authentication.....................      26
Section 2.03      Registrar and Paying Agent.......................      27
Section 2.04      Paying Agent To Hold Assets in
                    Trust.........................................       27
Section 2.05      Securityholder Lists.............................      28
Section 2.06      Transfer and Exchange............................      28
Section 2.07      Replacement Securities...........................      29
Section 2.08      Outstanding Securities...........................      29
Section 2.09      Treasury Securities..............................      29
Section 2.10      Temporary Securities.............................      30
Section 2.11      Cancellation.....................................      30
Section 2.12      Defaulted Interest...............................      31
Section 2.13      CUSIP Number.....................................      31
Section 2.14      Deposit of Moneys................................      31


                               ARTICLE THREE

                                REDEMPTION

Section 3.01      Notices to Trustee...............................      32
Section 3.02      Selection of Securities To Be
                    Redeemed......................................       32
Section 3.03      Notice of Redemption.............................      33
Section 3.04      Effect of Notice of Redemption...................      34
Section 3.05      Deposit of Redemption Price......................      34
Section 3.06      Securities Redeemed in Part......................      34

                                                                      Page
                                                                      ----
                               ARTICLE FOUR

                                 COVENANTS

Section 4.01      Payment of Securities............................      34
Section 4.02      Maintenance of Office or Agency..................      35

Section 4.03      Limitation on Additional
                    Indebtedness..................................       35
Section 4.04      Limitation on Restricted Payments................      36
Section 4.05      Corporate Existence..............................      38
Section 4.06      Payment of Taxes and Other Claims................      39
Section 4.07      Maintenance of Properties and
                    Insurance.....................................       39
Section 4.08      Compliance Certificate; Notice of
                    Default.......................................       40
Section 4.09      Compliance with Laws.............................      41
Section 4.10      SEC Reports......................................      41
Section 4.11      Waiver of Stay, Extension or Usury
                    Laws..........................................       42
Section 4.12      Limitation on Certain Asset Sales................      42
Section 4.13      Limitation on Investments........................      45
Section 4.14      Limitation on Preferred Stock of
                    Restricted Subsidiaries.......................       46
Section 4.15      Limitation on Liens..............................      46
Section 4.16      Limitation on Other Senior
                    Subordinated Debt.............................       46
Section 4.17      Sale of AM Stations..............................      47
Section 4.18      Limitations on Transactions with
                    Affiliates....................................       49
Section 4.19      Limitation on Creation of
                    Subsidiaries..................................       50
Section 4.20      Limitation on Capital Stock of
                    Restricted Subsidiaries.......................       51
Section 4.21      Lines of Business................................      51
Section 4.22      Payments for Consent.............................      51
Section 4.23      Limitation on Sale and Lease-Back
                    Transactions..................................       52
Section 4.24      Change of Control................................      52


                               ARTICLE FIVE

                           SUCCESSOR CORPORATION

Section 5.01      Mergers, Consolidations and Sales
                    of Assets.....................................       55
Section 5.02      Successor Corporation Substituted................      57

                                                                        Page
                                                                        ----

                                ARTICLE SIX

                           DEFAULT AND REMEDIES

Section 6.01      Events of Default................................      58
Section 6.02      Acceleration.....................................      60
Section 6.03      Other Remedies...................................      61
Section 6.04      Waiver of Past Defaults..........................      61
Section 6.05      Control by Majority..............................      62
Section 6.06      Limitation on Suits..............................      62

Section 6.07      Rights of Holders To Receive
                    Payment.......................................       63
Section 6.08      Collection Suit by Trustee.......................      63
Section 6.09      Trustee May File Proofs of Claim.................      63
Section 6.10      Priorities.......................................      64
Section 6.11      Undertaking for Costs............................      65


                               ARTICLE SEVEN

                                  TRUSTEE

Section 7.01      Duties of Trustee................................      65
Section 7.02      Rights of Trustee................................      67
Section 7.03      Individual Rights of Trustee.....................      68
Section 7.04      Trustee's Disclaimer.............................      68
Section 7.05      Notice of Default................................      68
Section 7.06      Reports by Trustee to Holders....................      69
Section 7.07      Compensation and Indemnity.......................      69
Section 7.08      Replacement of Trustee...........................      70
Section 7.09      Successor Trustee by Merger, Etc.................      72
Section 7.10      Eligibility; Disqualification....................      72
Section 7.11      Preferential Collection of Claims
                    Against Company...............................       72


                               ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01      Legal Defeasance and Covenant
                    Defeasance....................................       73
Section 8.02      Satisfaction and Discharge.......................      77
Section 8.03      Survival of Certain Obligations..................      77
Section 8.04      Acknowledgment of Discharge by
                    Trustee.......................................       78
Section 8.05      Application of Trust Assets......................      78

                                                                        Page
                                                                        ----

Section 8.06      Repayment to the Company or
                    Guarantors; Unclaimed Money...................       78
Section 8.07      Reinstatement....................................      79


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01      Without Consent of Holders.......................      80
Section 9.02      With Consent of Holders..........................      80
Section 9.03      Compliance with TIA..............................      82
Section 9.04      Revocation and Effect of Consents................      82
Section 9.05      Notation on or Exchange of
                    Securities....................................       83
Section 9.06      Trustee To Sign Amendments, Etc..................      83

                                ARTICLE TEN

                                GUARANTEES

Section 10.01     Unconditional Guarantee..........................      84
Section 10.02     Severability.....................................      85
Section 10.03     Release of a Guarantor...........................      85
Section 10.04     Limitation of a Guarantor's
                    Liability.....................................       86
Section 10.05     Contribution.....................................      86
Section 10.06     Waiver of Subrogation............................      86
Section 10.07     Execution of Guarantees..........................      87
Section 10.08     Waiver of Stay, Extension or Usury
                    Laws..........................................       88


                              ARTICLE ELEVEN

                               MISCELLANEOUS

Section 11.01     TIA Controls.....................................      88
Section 11.02     Notices..........................................      88
Section 11.03     Communications by Holders with
                    Other Holders.................................       89
Section 11.04     Certificate and Opinion as to
                    Conditions Precedent..........................       90
Section 11.05     Statements Required in Certificate
                    or Opinion....................................       90
Section 11.06     Rules by Trustee, Paying Agent,
                    Registrar.....................................       91

Section 11.07     Legal Holidays...................................      91
Section 11.08     Governing Law....................................      91
Section 11.09     No Adverse Interpretation of Other
                    Agreements....................................       91
Section 11.10     No Recourse Against Others.......................      91
Section 11.11     Successors.......................................      91
Section 11.12     Duplicate Originals..............................      92
Section 11.13     Severability.....................................      92

                              ARTICLE TWELVE

                               SUBORDINATION

Section 12.01     Securities Subordinated to Senior
                    Debt; Guarantees Subordinated to
                    Guarantor Senior Debt.........................       92
Section 12.02     No Payment on Securities in
                    Certain Circumstances.........................       93
Section 12.03     Payment Over of Proceeds upon
                    Dissolution, Etc..............................       95
Section 12.04     Payments May Be Paid Prior to
                    Dissolution...................................       97
Section 12.05     Subrogation......................................      97
Section 12.06     Obligations of the Company
                    Unconditional.................................       98
Section 12.07     Notice to Trustee................................      98
Section 12.08     Reliance on Judicial Order or
                    Certificate of Liquidating Agent..............       99
Section 12.09     Trustee's Relation to Senior Debt
                    or Guarantor Senior Debt......................       99
Section 12.10     Subordination Rights Not Impaired
                    by Acts or Omissions of the
                    Company or a Guarantor or
                    Holders of Senior Debt........................      100
Section 12.11     Holders Authorize Trustee To
                    Effectuate Subordination of
                    Securities....................................      101
Section 12.12     This Article Twelve Not To Prevent
                    Events of Default.............................      101
Section 12.13     Trustee's Compensation Not
                    Prejudiced....................................      102

Signatures...........................................................   103

Exhibit A    -  Form of Exchange Debenture
Exhibit B    -  Form of Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

            INDENTURE dated as of March 15, 1997, among SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company"), as Issuer, SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation, SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC., a California corporation, SPANISH BROADCASTING SYSTEM OF FLORIDA, INC., a Florida corporation, SPANISH BROADCASTING SYSTEM NETWORK, INC., a New York corporation, SBS PROMOTIONS, INC., a New York corporation, ALARCON HOLDINGS, INC., a New York corporation, and SBS OF GREATER NEW YORK, INC., a New York corporation, as Guarantors, and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                ARTICLE ONE

                DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

            "Acquisition Indebtedness" means Indebtedness incurred by the Company or by a Restricted Subsidiary the proceeds of which are used for the acquisition of a media business and related facilities and assets or for the construction of a facility pursuant to a construction permit issued by the FCC.

            "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair ratable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

            "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that
(a) beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control and
(b) for purposes of Section 4.18, for so long as Raul Alarcon Sr., Raul Alarcon Jr. or Jose Grimalt are directors, officers or shareholders of the Company, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

            "Affiliate Transaction" has the meaning provided in
Section 4.18.

            "Agent" means any Registrar or Paying Agent.

            "AM Stations Asset Sale Date" means April 1, 1998; provided that if, on April 1, 1998, the Company shall have entered into a legally binding sale agreement or agreements for the sale of the FCC broadcast licenses of WXLX-AM, KXMG-AM and WCMQ-AM, and the only condition to the closing of such Asset Sales is the granting by the FCC of final approval of the transfer of such licenses, the AM Stations Asset Sale Date shall be the earlier of (a) the 60th day after the FCC approves the transfer of such license or (b) the day the FCC denies approval of any such transfer or any such sale agreement shall have been terminated or ceased to be a legally binding agreement of the parties thereto.

            "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted

Subsidiary thereof, or (c) all or substantially all of the assets of any radio station, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

            "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or any such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or any such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and
(ii) promissory notes and other noncash consideration received by the Company or any such Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

            "Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the Company) and (ii) the present value (discounted at the interest rate implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

            "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and that have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(b) of the first paragraph of Section 4.12.

            "Bank Indebtedness" means (i) Indebtedness of the Company incurred in accordance with this Indenture owing to one or more commercial banking institutions that are members of the Federal Reserve System and (ii) any guarantee by a Guarantor of any Indebtedness of the Company of the type set forth in clause (i) of this definition.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the Board of Directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

            "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

            "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Certificate of Designation" means the Certificate of Designation creating the Senior Preferred Stock, as in effect on the Issue Date, and any certificate of designation creating Exchange Preferred Stock (as defined in such Certificate of Designation) and Private Exchange Preferred Stock (as defined in such Certificate of Designation).

            A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Stock, (ii) prior to a Public Equity Offering, Permitted Holders shall cease to own beneficially at least 40% of the total voting power of the Company's Common Stock, (iii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

            "Change of Control Offer" has the meaning provided in
Section 4.24.

            "Change of Control Payment Date" has the meaning provided in Section 4.24.

            "Commission" means the Securities and Exchange
Commission.

            "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "Company" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Company Request" means any written request signed in the name of the Company by any two of the following: the Chief Executive Officer, Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary, but not both of the Secretary and any Assistant Secretary of the Company.

            "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, cash dividends paid on Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary,
(b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Securities or this Indenture) shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust and Agency Division.

            "Covenant Defeasance" has the meaning provided in
Section 8.01.

            "Credit Facility" means Indebtedness of the Company and its Restricted Subsidiaries under a revolving credit facility in an aggregate principal amount not to exceed the greater of (a) $10,000,000 or (b) 75% of the net book value of the Company's accounts receivable.

            "Current Market Value" of a Contingent Class A Share as of any date means the value thereof as determined by a nationally recognized investment bank and set forth in a written opinion of such investment bank mailed to each Holder with the notice of redemption, notice of Change of Control Offer, notice of Excess Proceeds Offer or on the Final Maturity Date, as the case may be.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Designated Senior Debt" means any Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $10,000,000 (or accreted value in the case of Indebtedness issued at a discount) and is specifically designated in the instrument evidencing such Senior Debt or Guarantor Senior Debt as "Designated Senior Debt" by the Company.

            "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Securities, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and
(ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to March 15, 2005; provided, however, that Preferred Stock of the Company or any Restricted
Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of
Section 4.24, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that the Senior Preferred Stock shall be deemed not to be Disqualified Capital Stock.

            "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such Period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus
(vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only, provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

            "Event of Default" has the meaning provided in
Section 6.01.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended, or any successor statute or statutes thereto.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

            "FCC" means the Federal Communications Commission.

            "Final Maturity Date" means March 15, 2005

            "Fully Diluted Basis" means, as of any date of determination, in determining the number of shares of Common
Stock
deemed to be outstanding as of such date, the sum of

(i) the number of shares of Class A Common Stock outstanding as of such date, (ii) the number of shares of Class A Common Stock into which the outstanding shares of Class B Common Stock outstanding as of such date may be converted and (iii) the number of shares of Class A Common Stock and Class B Common Stock (assuming conversion of such shares of Class B Common Stock into shares of Class A Common Stock) into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible, after giving effect to any anti-dilution adjustment pursuant to any agreement governing any such right, option, warrant or security relating to any issuance of Class A Common Stock pursuant to Section
4.17 hereof on such date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "Guarantee" has the meaning provided in Section 4.19.

            "Guarantor" means (i) each of Spanish Broadcasting System, Inc., a New Jersey corporation, Spanish Broadcasting System Of California, Inc., a California corporation, Spanish Broadcasting System Of Florida, Inc., a Florida corporation, Spanish Broadcasting System Network, Inc., a New York corporation, SBS Promotions, Inc., a New York corporation, Alarcon Holdings, Inc., a New York corporation, and SBS of Greater New York, Inc., a New York corporation, and (ii) each Person that in the future executes a Guarantee pursuant to
Section 4.19 or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

            "Guarantor Senior Debt" of any Guarantor means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations of such Guarantor with respect to any Interest Rate Agreement, (b) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (c) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of such Guarantor and (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (i) Indebtedness of such Guarantor to the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Guarantees,
(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of this Indenture.

            "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

            "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

            "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations,
(ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Old Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent;
(b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries; and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

            "Independent Financial Advisor" means a firm
(a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.


            "Infinity Note" means the $3,000,000 aggregate principal amount of Indebtedness issued by the Company to Infinity Holding Corp. of Orlando on the Issue Date.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

            "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "Issue Date" means the date of original issuance of the Senior Preferred Stock.

            "Legal Defeasance" has the meaning provided in
Section 8.01.

            "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention, agreement having substantially the same economic effect as any of the foregoing).

            "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

            "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company or any of its Restricted Subsidiaries, the aggregate net proceeds received by the Company or such Restricted Subsidiary, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company or any of its Restricted Subsidiaries which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company or such Restricted Subsidiary upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith). For the avoidance of doubt, the issuance of Senior Preferred Stock as payment of dividends on Senior Preferred Stock shall be deemed to result in no Net Proceeds received by the Company from any such issuance.

            "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated
Senior Debt.

            "Notes" means the $75,000,000 aggregate principal amount of 11% Senior Notes issued by the Company on the Issue
Date.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the President or any Vice President and the Treasurer or any assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

            "Old Notes" means the $107,059,000 aggregate principal amount of 12>% Senior Notes due 2002 of the Company.

            "Old Warrants" means Warrants issued pursuant to the Warrant Agreement dated as of June 29, 1994 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent.

            "Opinion of Counsel" means a written opinion from legal counsel which and who are acceptable to the Trustee.

            "Paying Agent" has the meaning provided in Section
2.03.

            "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

            "Permitted Holders" means (i) Raul Alarcon Jr.,
(ii) the heirs, executors, administrators testamentary, trustees, legatees or beneficiaries of the Person described in
(i) and (iii) a trust, the beneficiaries of which include only Persons described in (i) and (ii) and their respective spouses and lineal descendants.

            "Permitted Indebtedness" means:

            (i)  Indebtedness of the Company or any Restricted
      Subsidiary arising under or in connection with the Credit
      Facility;

           (ii) Indebtedness under the Notes and the guarantees thereof;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date
      (including the Old Notes and guarantees thereof and the Infinity Note);

           (iv)  Indebtedness of the Company to any Restricted
      Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

            (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets;

           (vi)  Refinancing Indebtedness;

          (vii) Indebtedness represented by any guarantee by a Guarantor of Indebtedness of the Company permitted to be incurred under this Indenture;

         (viii)  other Indebtedness of the Company not to exceed
      $2,000,000 at any one time outstanding; and

           (ix) Indebtedness under the Securities and the Guarantees.

            "Permitted Investments" means, for any Person, Investments made on or after the date of the Issue Date consisting of

            (i)  Investments by the Company, or by a Restricted
      Subsidiary thereof, in the Company or a Restricted
      Subsidiary;

           (ii)  Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

           (iv) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.12;

            (v) Investments by the Company or any of its Restricted Subsidiaries in any other Person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such Person; and

           (vi) other Investments not to exceed $3,000,000 at any one time outstanding.

            "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness, provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) Liens on Capital
Stock of Restricted Subsidiaries and accounts receivable, the proceeds thereof and related records to secure the Credit Facility, (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens securing Bank Indebtedness,
(ix) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $500,000 in the aggregate at any one time outstanding, (x) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto, and (xi) any extensions, substitutions, replacements or renewals of the foregoing, and (xii) Liens on Property or assets of the Company and its Restricted
Subsidiaries acquired after the Issue Date.

            "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

            "Property" of any Person means all types of real, Personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

            "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and
(ii) reasonable fees and expenses of such Person incurred in connection therewith.

            "Ratio Indebtedness" means (i) Indebtedness of the Company incurred pursuant to the first paragraph of Sec-tion 4.03 which is not Refinancing Indebtedness and (ii) any guarantee by a Guarantor of any Indebtedness of the Company of the type set forth in clause (i) of this definition.

            "Record Date" means the Record Dates specified in the Securities.

            "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

            "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries (other than pursuant to clause (iv) of the definition of "Permitted Indebtedness") pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Securities to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Securities, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,
(b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

            "Registrar" has the meaning provided in Section 2.03.

            "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Payment" means any of the following:
(i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than (i) Senior Preferred Stock and (ii) Capital Stock owned by the Company), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities or a Guarantee (other than any such subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary existing on the Issue Date.

            "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03.

            "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible Personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

            "SEC" means the Securities and Exchange Commission.

            "Secondary Securities" has the meaning provided in the Securities.

            "Securities" means the Company's 14 1/4% Exchange Debentures due 2005, including any Secondary Securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Senior Debt" of the Company means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations of the Company with respect to any Interest Rate Agreement, (b) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (c) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Securities, and (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Securities, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt,
(iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of this Indenture.

            "Senior Preferred Stock" means the 14 1/4% Senior
Exchangeable Preferred Stock of the Company and any Exchange
Preferred Stock and Private Exchange Preferred Stock.

            "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or
(ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

            "Surviving Entity" has the meaning provided in
Section 5.01.

            "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc. maturing within 365 days of purchase; or
(iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. {{ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, as amended from time to time, except as otherwise provided in Section 9.03.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.04. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

            "U.S. Government Obligations" shall have the meaning provided in Section 8.01.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Warrants" means the Warrants issued pursuant to the Warrant Agreement dated as of March 15, 1997 between the Company and IBJ Schroder Bank & Trust Company, as Warrant
Agent.

            "Wholly Owned Restricted Subsidiary" means any
Restricted Subsidiary which is a Wholly-Owned Subsidiary.

            "Wholly Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02.  Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, any Guarantor and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

            Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                ARTICLE TWO

                              THE SECURITIES


SECTION 2.01.  Form and Dating.

            The Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to any Guarantees, stock exchange rule or usage). The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to any Guarantees) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

SECTION 2.02.  Execution and Authentication.

            Two Officers, or an Officer and an Assistant
Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities.

            If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor shall execute its Guarantee in the manner set forth in Section 10.07.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue in the aggregate principal amount not to exceed $413,930,000 upon receipt of a Company Request in the form of an Officers' Certificate. The Company Request shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and that such Securities have either been registered under the Securities Act or may issued by the Company without registration under the Securities Act pursuant to an available exemption therefrom, provided that if such issuance is being made pursuant to an exemption from the registration requirements of the Securities Act, the Trustee shall be entitled to receive an Opinion of Counsel with respect to the availability of such exemption prior to any authentication of Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $413,930,000, except as provided in Section 2.07. Upon receipt of a Company Request in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the

Trustee includes authentication by such
agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof; provided, however, that Securities may be issued in denominations of less than $1,000 (but not less than $1.00) upon the exchange of the Senior Preferred
Stock for the Securities such that each holder of Senior Preferred Stock shall receive Securities in a principal amount equal to the full liquidation preference of the Senior
Preferred Stock on the date of exchange; provided, further, however, that Secondary Securities may be issued in denominations of less than $1,000 (but not less than $1.00).

SECTION 2.03.  Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Secu-rities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon written notice to the Trustee, may have one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional
Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.


SECTION 2.04.  Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. To the extent the Company makes such payments directly to the Holders, the Company shall simultaneously notify the Trustee thereof in writing. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the

Trustee may at any time, but shall be under no obligation to, during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

            When Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.12, 4.24 or 9.05). The
Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.
Neither the Trustee nor the Registrar shall have any duty to monitor the Company's or any Guarantor's compliance with any Federal or state securities laws.

SECTION 2.07.  Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon written notice from the Company a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

            The Trustee may require an Officers' Certificate listing Securities owned by the Company, any Guarantor or any of their respective Affiliates.

SECTION 2.10.  Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, the Trustee shall destroy all Securities surrendered for transfer, exchange, payment or cancellation and deliver a certificate of destruction. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.
If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

            If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Security.

            The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and
                                      -31-

provide the Trustee at least 20 days' notice of the proposed amount of defaulted interest to be paid and the special payment date, and at the same time the Company shall deposit with the Trustee funds in an amount or deliver to the Trustee Secondary Securities in principal amount, as the case may be, equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit or delivery prior to the date of the proposed payment, such payment when deposited or delivered to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section.

SECTION 2.13.  CUSIP Number.

            The Company in issuing the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Deposit of Moneys.

            Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have either delivered by wire transfer or check such interest or principal and interest, as the case may be to Holders at such Holders registered address or deposited with the Paying Agent in immediately available funds money or Secondary Securities, as the case may be, sufficient to make cash payments, if any, due on such Interest Payment Date or the Final Maturity

Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment or Secondary Securities, as the case may be, to the Holders on such Interest Payment Date or the Final Maturity Date, as the case may be.
If the Company is to deliver funds by wire transfer, it shall give the Trustee fifteen (15) days prior written notice.


                               ARTICLE THREE

                                REDEMPTION


SECTION 3.01.  Notices to Trustee.

            If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give, or cause to be given, notice of redemption to Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

            If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. If the Securities are listed on any national securities exchange, the Company shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of less than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company at its own expense shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1)  the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3)  the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
      Price plus accrued interest, if any;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, to the Redemption Date upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.04.  Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.  Deposit of Redemption Price.

            On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                               ARTICLE FOUR

                                 COVENANTS


SECTION 4.01.  Payment of Securities.

            The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or

Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment or, if interest is to be paid in Secondary Securities, if the Trustee or Paying Agent holds on that date duly authenticated Secondary Securities in an aggregate principal amount equal to the applicable installment of interest.

            The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.  Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
11.02. The Company hereby initially designates the office of the Trustee at 114 West 47th Street, New York, New York 10036,
Attention: Corporate Trust and Agency Division, as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.  Limitation on Additional Indebtedness.

            The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), provided that the Company may incur Indebtedness and any Restricted Subsidiary created after the Issue Date may incur Acquisition Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total consolidated Indebtedness to the Company's EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness or

Acquisition Indebtedness, then such ratio shall be determined by giving effect to (on a pro forma basis as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or Acquisition Indebtedness by the Company or a Restricted Subsidiary, as the case may be, and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

            Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company shall not incur any Permitted Indebtedness that ranks junior in right of payment to the Securities that has a maturity or mandatory sinking fund payment prior to the maturity of the Securities.

SECTION 4.04.  Limitation on Restricted Payments.

            The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

            (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

            (b) immediately after giving effect to such Restricted Payment, (i) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03 and (ii) the ratio of the Company's EBITDA (as determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) to the Company's Consolidated Interest Expense (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available) is equal to or greater than 1.4 to 1: and

            (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's EBITDA from the Issue Date to the date of determination minus 1.4 times the Company's Consolidated Interest Expense from the Issue Date to the date of determination (or in the event such amount shall be a deficit, minus 100% of such deficit), (2) 100% of the aggregate Net Proceeds and the fair market value of marketable securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock, Capital Stock of the Company issued to any Subsidiary of the Company and the proceeds from the issuance of Capital Stock pursuant to the Warrants or the Old Warrants) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

            The provisions of this covenant shall not prohibit
(i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Securities by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption or retirement of Indebtedness of the Company subordinated to the Securities in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Securities to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) so long as no Default or Event of Default shall have occurred and be continuing, the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided that (a) such Disqualified Capital Stock is not subject to mandatory redemption earlier than the maturity of the Securities, (b) such Disqualified Capital Stock is in an aggregate liquidation preference that is equal to or less than the sum of (x) the aggregate liquidation preference of the Disqualified Capital Stock being retired, (y) the amount of accrued and unpaid dividends, if any, and premiums owed, ifany, on the Disqualified Capital Stock being retired and (z) the amount of customary fees, expenses and costs related to the incurrence of such Disqualified Capital Stock and (c) such Disqualified Capital Stock is incurred by the same Person that initially incurred the Disqualified Capital Stock being retired, except that the Company may incur Disqualified Capital Stock to refund or refinance Disqualified Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company, (v) the payment of dividends (whether or not in cash) on the Senior Preferred Stock in the manner provided in the Certificate of Designation and (vi) so long as no Default or Event of Default shall have occurred and by continuing, the payment of dividends and distributions to the stockholders and warrantholders of the Company on or after the Issue Date in an amount not to exceed $4,000,000 (vii) the exchange of Senior Preferred Stock for Securities and (viii) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $3,000,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i), (ii) and (viii) shall be included in such calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.04 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default will result from making the Restricted Payment.

SECTION 4.05.  Corporate Existence.

            Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries;
provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.  Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(i) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.  Maintenance of Properties and Insurance.

            (1) The Company shall cause all material properties owned by or leased by it or any of the Restricted Subsidiaries used or useful to the conduct of its business or the business of any of the Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

            (2) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.  Compliance Certificate; Notice of Default.

            (1) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year and within 50 days after the close of each of its first three fiscal quarters an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year or fiscal quarter, as the case may be, has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such fiscal year or fiscal quarter, as the case may be, and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (2) The annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (3) The Company shall deliver to the Trustee, within ten days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.  Compliance with Laws.

            The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

SECTION 4.10.  SEC Reports.

            (1)  The Company will file with the SEC all
information documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company (at its own expense) will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA { 314(a).

            (2) At the Company's expense, regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

            (3) For so long as any of the Securities remain outstanding the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act. The delivery of such reports, information and documents to the Trustee is for informational purposes and the Trustee's receipt of such shall not constitute constructive or actual notice of any information contained therein or determination from information contained therein, including, without limitation, the Company's or the Guarantors' compliance with any of their covenants or agreements herein, as to which the Trustee is entitled to conclusively rely on an Officers' Certificate.

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitation on Certain Asset Sales.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a Board resolution); (ii) not less than 85% of the consideration received by the Company or its Restricted Subsidiaries, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments"); and (iii) the Asset Sale Proceeds received by the Company or any such Restricted Subsidiary are applied
(a) to the extent the Company elects, (x) to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in media businesses, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the
"Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds or (y) to repay any Senior Debt of the Company or a Guarantor Senior Debt of a Guarantor, and (b) to the extent not applied pursuant to clause (iii)(a), if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Securities, at a purchase price in cash equal to 100% of the principal amount thereof, plus (x) accrued and unpaid interest, if any, to the date of repurchase and (y) an amount in cash equal to the Current Market Value on the date the notice of the Excess Proceeds Offer is mailed of the issuable but unissued
Contingent Class A Shares (including Contingent Class A Shares not issued as a result of an FCC Deferral or an Authorization Deferral) with respect thereto, (an "Excess Proceeds Offer").
If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Securities.

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Asset Sale Proceeds for purposes of this covenant.

            Notice of each Excess Proceeds Offer pursuant to this
Section 4.12 will be mailed or caused to be mailed, by first class mail, by the Company within 30 days following the Reinvestment Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Excess Proceeds Offer and shall state the following terms:

            (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.12 and that all Securities tendered in whole or in part in integral multiples of $1,000 will be accepted for payment; provided, however, that if the principal amount of Securities tendered in an Excess Proceeds Offer exceeds the aggregate amount of the Available Asset Sale Proceeds, the Company shall select the Securities to be purchased on a pro rata basis;

            (2) the purchase price (including the amount of accrued interest and amounts payable with respect to Contingent Class A Shares, if any) and the purchase date (which shall be no earlier than 30 days and not later than 60 days from the date of mailing of notice of such Excess Proceeds Offer, or such longer period as required by law);

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the purchase date;

            (5) that Holders electing to have a Security purchased pursuant to an Excess Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the purchase date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and
            (8) the calculation used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of Securities.

            On or before the purchase date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Excess Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and amounts payable with respect to Contingent Class A Shares, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest and amounts payable with respect to Contingent Class A Shares, if any. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

            The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

SECTION 4.13.  Limitation on Investments.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than
(i) a Permitted Investment or (ii) an Investment that is made as a Restricted Payment in compliance with Section 4.04, after the Issue Date.

SECTION 4.14.  Limitation on Preferred Stock
                  of Restricted Subsidiaries.

            The Company will not permit any Restricted Subsidiary of the Company to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.03 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

SECTION 4.15.  Limitation on Liens.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or asset of the Company or any of its Restricted Subsidiaries or any shares of stock or debt of any of its Restricted Subsidiaries which owns property or assets, now owned or hereafter acquired, other than Liens securing Senior Debt and Guarantor Senior Debt and Permitted Liens.

SECTION 4.16.  Limitation on Other Senior Subordinated Debt.

            The Company will not, and will not permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Debt of the Company or Guarantor Senior Debt of such Guarantor, as the case may be, and (ii) senior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be. For purposes of this
Section 4.16, Indebtedness is deemed to be senior in right of payment to the Securities and a Guarantee, as the case may be, if it is not explicitly subordinate in right of payment to Senior Debt or Guarantor Senior Debt at least to the same extent as the Securities or the applicable Guarantee, as the case may be, are subordinate to Senior Debt or Guarantor Senior Debt.

SECTION 4.17.  Sale of AM Stations.

            (a) If the Company has not (x) consummated Asset Sales including the FCC broadcast licenses of WXLX-AM, New York, KXMG-AM, Los Angeles, and WCMQ-AM, Miami, and applied the lesser of (1) $15.0 million of the Asset Sale Proceeds with respect to such Asset Sales or (2) the excess of the Asset Sale

Proceeds with respect to such Asset Sales above $25.0 million, to repurchase, repay or redeem Notes or Old Notes, (y) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (z) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) after the Issue Date to repurchase, repay or redeem Notes or Old Notes, in each case on or prior to the AM Stations Asset Sale Date, then, subject to clauses (c), (d) and (e) of this Section 4.17, the Company shall issue to the Holders of record of the then outstanding Securities on the AM Stations Asset Sale Date validly issued, fully paid and non-assessable shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), of the Company at a rate per $1,000 principal amount of Securities equal to (I) that number of shares Class A Common Stock equal to 1.5% of Class A Common Stock and Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Corporation Common Stock"), of the Company on a Fully Diluted Basis as of the AM Stations Asset Sale Date divided by (II) the number obtained by dividing (aa) the sum of (xx) the aggregate liquidation preference of shares of Senior Preferred Stock outstanding on the AM Stations Asset Sale Date and (yy) the aggregate principal amount of Securities outstanding on the AM Stations Asset Sale Date by (bb) $1,000.

            (b) If, as of any anniversary of the AM Stations Asset Sale Date, the Company shall not have either (x) received Net Proceeds from issuances of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date in an amount equal to or greater than $45.0 million or (y) utilized $40.0 million of Asset Sale Proceeds from any Asset Sale(s) after the Issue Date to repurchase, redeem or repay Notes or Old Notes, then, subject to clauses (c), (d) and (e) of this Section 4.17, the Company shall issue to the Holders of record of the then outstanding Securities on such anniversary of the AM Stations Asset Sale Date validly issued, fully paid and non-assessable shares of Class A Common Stock at a rate per $1,000 principal amount of Securities equal to (I) that number of shares of Class A Common Stock equal to 1.5% of the Corporation Common Stock on a Fully Diluted Basis as of such anniversary of AM Stations Asset Sale Date divided by (II) the number obtained by dividing (aa) the sum of (xx) the aggregate liquidation preference of shares of Senior Preferred Stock outstanding as of such anniversary of the AM Stations Asset Sale Date and (yy) the aggregate principal amount of Securities outstanding as of such anniversary of the AM Stations Asset Sale Date by (bb) $1,000.

            (c) If, in the opinion of counsel for the Company, approval of the FCC is required before the Company may issue shares of Class A Common Stock pursuant to the provisions in clause (a) or (b) of this Section 4.17 ("Contingent Class A Shares"), the Company may defer the issuance of such Contingent Class A Shares (an "FCC Deferral") until such time as approval of the FCC is obtained or no longer required. The Company shall promptly mail notice to the Holders of any event which requires it to suspend the issuance of Contingent Class A Shares and of the termination of any such suspension. Upon receipt of any such approval, or such approval no longer being required, the Company shall promptly issue to the Holders all Contingent Class A Shares to which they are entitled pursuant to clauses (a) and (b) of this Section 4.17. The Company agrees to promptly commence any proceedings before the FCC is required to permit the issuance of Contingent Class A Shares and to use its best efforts to obtain any order of the FCC or similar approval necessary to permit the issuance of Contingent Class A Shares and maintain such approval in full force and effect.

            (d) If, at any time, the Company shall not have sufficient authorized shares of Class A Common Stock to permit it to issue Contingent Class A Shares, the Company may defer the issuance of such Contingent Class A Shares (an "Authorization Deferral") until such time as it has sufficient authorized shares of Class A Common Stock. The Company shall use its best efforts (including, without limitation, calling special meetings of its stockholders to increase its authorized shares of Class A Common Stock) to reserve and keep available shares of Class A Common Stock, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purposes of enabling it to satisfy any obligation to issue Contingent Class A Shares which may be issuable in respect of outstanding Securities.

            (e) If, at any time, the Company shall have issued 4,000,000 shares of Class A Common Stock in the aggregate pursuant to this Section 4.17 or pursuant to the provisions of the Certificate of Designation, the Company shall mail notice of such event to the Holders (by first class mail, postage pre-paid) and their respective addresses in the Securities register, which notice shall state that prior to the Company being obligated to issue any additional Contingent Class A Shares pursuant to this Section 4.17, each Holder must pay to the Company the par value of the Contingent Class A Shares to which each such Holder is thereafter entitled. In addition, the Company shall use its best efforts to legend each certificate representing Securities to the effect of such notice. If, after the Company shall have issued such 4,000,000 shares of Class A Common Stock, an event occurs which entitles the Holders to receive additional Contingent Class A Shares, the Company shall mail a notice of such event (an "Issuance Notice") to each Holder (by first class mail, postage pre-paid) within one day of such event setting forth the number of Contingent Class A Shares issuable to such Holder, the par value of such Contingent Class A Shares and stating that the Company agrees to issue to such Holder such Contingent Class A Shares upon payment to the Company of the par value of such Contingent Class A Shares, at its principal place of business to be set forth in such notice, in cash or by certified check to the order of the Company. Notwithstanding any other provisions of this Indenture, the right of the Holders to receive Contingent Class A Shares pursuant to, and in the manner contemplated by, any Issuance Notice shall remain in effect and shall not be terminated by redemption, repurchase or retirement of the Securities or otherwise. Upon receipt of any payment of such par value, the Company shall promptly issue to the applicable Holder the applicable number of the Contingent Class A Shares, which issuance shall satisfy and be deemed to have paid in full the applicable obligation to issue Contingent Class A Shares. For the avoidance of doubt, Contingent Class A Shares subject to purchase pursuant to an Issuance Notice shall not be deemed "issuable but unissued Contingent Class A Shares" for any purpose of this Indenture or the Securities. The Company shall not increase the par value of the Class A Common Stock so long as any Contingent Class A Shares are issuable pursuant to this Section 4.17 or may be purchased pursuant to an Issuance Notice.

SECTION 4.18.  Limitations on Transactions with Affiliates.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (i) above, such Affiliate Transaction(s) must be approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors). In transactions with a value in excess of $3,000,000 which are not permitted under clause (i) above, in addition to the requirements set forth in the immediately preceding sentence, the Company must obtain a written opinion as to the fairness of such a transaction from a nationally recognized expert with experience in appraising the terms of conditions of the type of business or transaction or series of transactions for which approval is required.

            The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions of
Section 4.04 or (ii) any transaction approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary of the Company in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary of the Company that are customary for public companies in the radio broadcasting industry.

SECTION 4.19.  Limitation on Creation of Subsidiaries.

            The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary that is acquired in connection with the acquisition by the Company of a radio station or radio broadcast license (and which Restricted Subsidiary was not expressly created in contemplation of such acquisition); (iii) a Restricted Subsidiary created after the Issue Date; or (iv) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) or (iii) shall have executed an unconditional guarantee (a "Guarantee") of all of the Company's obligations under the Securities and this Indenture on the terms set forth in Article Ten, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to this Indenture and Opinions of Counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor.

SECTION 4.20.  Limitation on Capital Stock of
                  Restricted Subsidiaries.

            The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company, other than Capital Stock of a Restricted Subsidiary of the Company which owns or holds only property or assets acquired by the Company and its Restricted Subsidiaries after the Issue Date, or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Restricted
Subsidiary of the Company. The foregoing restrictions shall not apply to (a) an Asset Sale made in compliance with
Section 4.12, (b) the issuance of Preferred Stock in compliance with Section 4.14 or (c) a pledge or hypothecation or other
Lien on Capital Stock of a Restricted Subsidiary pursuant to a Permitted Lien securing Bank Indebtedness.

SECTION 4.21.  Lines of Business.

            The Company and the Restricted Subsidiaries will not engage in any businesses which are not either (i) the same, similar or related to the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or
(ii) Permitted Investments.

SECTION 4.22.  Payments for Consent.

            Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or any Guarantees unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.23.  Limitation on Sale and
                  Lease-Back Transactions.

            The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company and (ii) the Company could incur the Attributable Debt in respect of such Sale and Lease-Back Transaction in compliance with
Section 4.03.

SECTION 4.24.  Change of Control.

            Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus (x) any accrued and unpaid interest thereon to the Change of Control Payment Date and (y) an amount in cash equal to the Current Market Value on the date of the occurrence of the Change of Control of the issuable but unissued Contingent Class A Shares (including Contingent Class A Shares not issued as a result of an FCC Deferral or an Authorization Deferral) with respect thereto (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this
Section 4.24.

            Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Securities, at the address appearing in the register maintained by the Registrar of the Securities, a notice stating:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.24 and that all Securities tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

            (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed
      (the "Change of Control Payment Date"));

            (3) that any Securities not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Securities delivered for purchase, and a statement that such holder is withdrawing his election to have such Securities purchased;

            (7)  that holders whose Securities are being
      purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

            (9)  the name and address of the Paying Agent.

            On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent in accordance with
Section 2.14 U.S. Legal Tender sufficient to pay the Change of Control Purchase Price, of all Securities so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued but unpaid interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered; provided that only such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.24, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of all validly tendered and not validly withdrawn Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            If the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Securities or any Guarantee or (ii) Preferred Stock (other than Senior Preferred Stock), and the Company or such Subsidiary is required to repay, repurchase, redeem or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock (other than Senior Preferred Stock) in the event of a Change of Control, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any such repayment, repurchase, redemption or distribution with respect to such subordinated Indebtedness or Preferred Stock (other than Senior Preferred Stock) until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Securities that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Securities.

            Prior to the mailing of the notice referred to above, but in any event within 20 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the Securities would violate or constitute a default or be prohibited under any instrument governing Indebtedness of the Company or any of its Subsidiaries outstanding at the time, then the Company will, to the extent needed to permit such purchase of Securities, either (i) repay in full all

Indebtedness under any such instrument, or (ii) obtain the requisite consents under any such instrument, to permit the purchase of the Securities as provided above. The Company will first comply with the covenant in the preceding sentence before it will be required to purchase Securities pursuant to the provisions described above.

            The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.24, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.24 by virtue thereof.


                               ARTICLE FIVE

                           SUCCESSOR CORPORATION


SECTION 5.01.  Mergers, Consolidations and Sales of Assets.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted
Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:
(i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the

Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able (on a pro forma basis) to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 hereof;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction) no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such Supplemental Indenture constitutes the legal, valid and binding agreement of the Surviving Entity, subject to customary exceptions.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (c) No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.12) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the

Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;
(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause
(a)(ii) of this Section 5.01; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with subclause
(v) of this clause (c).

SECTION 5.02.  Successor Corporation Substituted.

            In accordance with the foregoing, upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Registration Rights Agreement; provided that solely for purposes of computing amounts described in subclause (iii) of Section 4.04, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.  Events of Default.

            An "Event of Default" occurs if:

            (1) the Company fails to pay interest on any Security for a period of 30 days after the same becomes due and payable (whether or not such payment shall be prohibited by Article Twelve); or

            (2) the Company fails to pay the principal of any Security, when such principal becomes due and payable, whether at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or Excess Proceeds Offer) (whether or not such payment shall be prohibited by Article Twelve); or

            (3) the Company or any Guarantor defaults in the observance or performance of any other covenant or agreement contained in this Indenture, the Securities or any Guarantee, which default continues for a period of 60 days after (x) the Company receives written notice specifying the default and requiring the Company to remedy the same from the Trustee or (y) the Company and the Trustee receive such a notice from Holders of at least 25% in principal amount of outstanding Securities (except in the case of a default with respect to Article Five, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); or
            (4) the Company or a Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) which default (a) is caused by a failure to pay interest, premium or principal of such Indebtedness which failure shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 30 days after notice of such Default is given hereunder (a "payment default"), or (b) results in the acceleration of such

      Indebtedness prior to its express maturity and such acceleration shall not be rescinded or annulled within 10 days after notice of such Default is given hereunder and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $3,000,000; or

            (5)  the Company or any of its Restricted
      Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
      (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insol-vency proceeding against it, (F) makes a general assign-ment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; or

            (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall
      (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Restricted Subsidiary, (B) appoint a Custodian of the Company or any Restricted Subsidiary or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $3,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

            (8) any Guarantee ceases to be in full force and effect, or any Guarantee is declared to be null and void and unenforceable or any Guarantee is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

            The Trustee shall, within 30 days after receipt of written notice of the occurrence of any Default by a Responsible Officer of the Trustee, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02.  Acceleration.

            If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Securities then outstanding to be immediately due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the respective Event(s) of Default and that it is a "notice of acceleration" and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default specified in clause (5) or (6) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities then outstanding may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clauses (5) and (6) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or any Guarantee.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

            Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium or interest on any Security as specified in clauses (1) and (2) of
Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely.
When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.

            The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in Personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification from the Company satisfactory to it in its sole discretion against any loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.

            A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or any Guarantee unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians, counsel, accountants and experts) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon conversion or exchange of the Securities or on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First:  to the Trustee for amounts due under
      Section 7.07;

            Second: if the Holders are forced to proceed against the Company, a Guarantor or any other obligor on the Securities directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Securities for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and interest, respectively; and

            Fourth: to the Company or any Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                               ARTICLE SEVEN

                                  TRUSTEE


SECTION 7.01.  Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing and a Responsible Officer of the Trustee receives written notice that such Event of Default has occurred, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it in its sole discretion.

            (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

            (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section
      11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee (other than such a Person who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Administration has actual knowledge thereof or unless written notice thereof is received by the Trustee, attention: Corporate Trust and Agency Division and such notice references the Securities generally, the Company or this Indenture.

SECTION 7.03.  Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantors and their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities, the Guarantees or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.  Notice of Default.

            If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Excess Proceeds Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.

            This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

            Within 60 days after each May 15 of each year beginning with 1997, the Trustee shall, to the extent that any of the events described in TIA { 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA { 313(a). The Trustee also shall comply with TIA {{ 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

            The Company and the Guarantors, on a joint and several basis, shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, on a joint and several basis, shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee and its agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

            The Company and the Guarantors, on a joint and several basis, shall indemnify the Trustee and its agents, directors, officers and employees and each predecessor trustee for, and hold it harmless against, any loss, liability or expense incurred by the Trustee without negligence or bad faith on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall [cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

            To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of
Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's and the Guarantors' obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (1)  the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

SECTION 7.09.  Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10.  Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA {{ 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA { 310(b); provided, however, that there shall be excluded from the operation of TIA { 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA { 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of
                  Claims Against Company.___

            The Trustee, in its capacity as Trustee hereunder, shall comply with TIA { 311(a), excluding any creditor relationship listed in TIA { 311(b). A Trustee who has resigned or been removed shall be subject to TIA { 311(a) to the extent indicated.

                               ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE


SECTION 8.01.  Legal Defeasance and Covenant Defeasance.

            (a)   The Company may, at its option by Board
Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Securities to receive payment in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations to issue temporary Securities, register the transfer or exchange of any Securities, replace mutilated, destroyed, lost or stolen Securities and maintain an office or agency for payments in respect of the Securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of this Indenture. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through
4.24 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied

(hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4) or (7) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

            (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and principal and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of Independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

            (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

            (3) The Trustee shall have received Officers' Certificates stating that No Default of Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(5) or
      (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

            (5)  (i) In the event the Company elects paragraph
      (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case of such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee to the effect that, Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

            (7) The Company shall have delivered to the Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company, a Guarantor or any Subsidiary of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, a Guarantor, or any Subsidiary of the Company or others;

            (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company or any Guarantor other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

            (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section
      8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit.

            In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.

            In addition to the Company's rights under Section
8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

            (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

            (2) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

            (3) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and

            (4) there exists no Default or Event of Default under this Indenture; and

            (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.

            Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section
8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07,
2.10, 2.12, 2.13, 4.01, 4.02 and 6.07, Article Seven and

Sections 8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and
8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

SECTION 8.04.  Acknowledgment of Discharge by Trustee.

            Subject to Section 8.07, after (i) the conditions of
Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.  Application of Trust Assets.

            The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.  Repayment to the Company or
                  Guarantors; Unclaimed Money.

            Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required;
provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 2 years from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Security holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.  Without Consent of Holders.

            The Company and any Guarantors (when authorized by Board Resolutions), and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor herein and in the Securities or a Guarantee, as the case may be;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4)   to make any other change that does not
      materially adversely affect the rights of any Securityholders hereunder; or

            (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

            (6) to add or release any Guarantor pursuant to the terms of this Indenture;

provided that each of the Company and any Guarantors has delivered to the Trustee an Opinion of Counsel and an Officers'
Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

            Subject to Section 6.07, the Company and any Guarantors (when authorized by Board Resolutions) and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities and any Guarantees without notice to any other

Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

            (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or any Guarantees;

            (2) reduce the rate or change or have the effect of changing the time for payment of interest, including default interest, on any Security;

            (3) reduce the principal amount, of or premium on any Security;

            (4) change or have the effect of changing the Final Maturity Date of any Security, change the amount or time of any payment required by the Securities or reduce the premium payable upon any redemption of Securities, or change the time when any such redemption may be made or otherwise alter the redemption or repurchase provisions contained in this Indenture or the Securities in a manner adverse to any Holder;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

            (6)  make any changes in Section 6.04, 6.07 or this
      Section 9.02;

            (7) make the principal of, premium or the interest on any Security payable in money other than as provided for in this Indenture as in effect on the date hereof or change the place of payment from New York, New York;

            (8) affect the ranking of the Securities or any Guarantee, in each case in a manner adverse to the Holders;

            (9) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, an Excess Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

           (10)  release any Guarantor from any of its
      obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of
Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may in accordance with the specific direction of the Company require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under Section 7.07 for any such expense.


                                ARTICLE TEN

                                 GUARANTEE

SECTION 10.01.  Unconditional Guarantee.

            Each Guarantor agrees to unconditionally, jointly and severally, guarantee to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, that: (i) the principal of, premium and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in
Section 10.03. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each
Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and each Guarantee.

If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, each Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee.

SECTION 10.02.  Severability

            In case any provision of a Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.  Release of a Guarantor.

            If all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Cash Proceeds from such Asset Sale are used in accordance with
Section 4.12, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation or other entity acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Obligations under its Guarantee.

            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section
10.03. Any Guarantor not so released remains liable for the full amount of principal of an interest on the Securities as provided in this Article Ten.

SECTION 10.04.  Limitation of a Guarantor's Liability.

            Each Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, or pursuant to Section 10.05, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.05.  Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee.

SECTION 10.06.  Waiver of Subrogation.

            Until all Guarantee Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07.  Execution of Guarantees.

            To evidence its guarantee to the Securityholders set forth in this Article Ten, each Guarantor shall execute a Guarantee in substantially the form of Exhibit B attached hereto, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that its Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor.
Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 10.08.  Waiver of Stay, Extension or Usury Laws.

            Each Guarantor convenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                              ARTICLE ELEVEN

                               MISCELLANEOUS


SECTION 11.01.  TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section
318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.  Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company or a Guarantor:

            Spanish Broadcasting System, Inc.
            26 West 56th Street
            New York, New York  10019

            Attention:  Joseph Garcia

            Facsimile:  (212) 541-9200
            Telephone:  (212) 541-9236
            if to the Trustee:

            United States Trust Company of New York
            114 West 47th Street
            New York, New York  10036

            Attention:  Corporate Trust and Agency Division

            Facsimile:  (212) 852-1625
            Telephone:  (212) 852-1661

            Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or a Guarantor or the Trustee, shall be deemed to have been given or made as of the date so delivered if Personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Security-holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA
{ 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or any Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA { 312(c).

SECTION 11.04.  Certificate and Opinion
                   as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by
Section 4.08, shall include:

            (1)  a statement that the Person making such
      certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

            The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Legal Holidays.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

SECTION 11.08.  Governing Law.

            THIS INDENTURE, THE SECURITIES AND ANY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09.  No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.  Successors.

            All agreements of the Company and any Guarantors in this Indenture, the Securities and any Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.  Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.  Severability.

            In case any one or more of the provisions in this Indenture, in the Securities or in any Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


                              ARTICLE TWELVE

                               SUBORDINATION


SECTION 12.01.  Securities Subordinated to Senior
                   Debt; Guarantees Subordinated to
                   Guarantor Senior Debt.

            The Company and each Guarantor covenants and agrees, and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities and Guarantees shall be issued subject to the provisions of this Article Twelve; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Securities and Guarantees by the Company and any Guarantors shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt and Guarantor Senior Debt, as the case may be) of all Obligations on the Senior Debt and Guarantor Senior Debt, as the case may be; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt and Guarantor Senior
Debt, as the case may be, and that each holder of Senior Debt and Guarantor Senior Debt, as the case may be, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt and Guarantor Senior Debt, as the case may be, in reliance upon the covenants and provisions contained in this Indenture.

SECTION 12.02.  No Payment on Securities in
                   Certain Circumstances._____

            (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt or Guarantor Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other
Person on its or their behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise. In addition, if a Non-Payment Event of Default occurs and is continuing with respect to any Designated Senior Debt, and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise for a period of time (the "Blockage Period") terminating on the earliest to occur of (1) the date all events of default have been cured or waived or shall have ceased to exist and the Company and the Trustee receive written notice thereof from the Representative for the applicable issue of Designated Senior Debt, (2) the Trustee receives written notice from the Representative for the applicable issue of Designated Senior Debt terminating the Blockage Period or the benefits of this sentence are waived by the Representative for the applicable issue of Designated Senior Debt, (3) the applicable issue of Designated Senior Debt is discharged or paid in full in cash or Cash Equivalents or (4) the expiration of the 180-day consecutive period commencing on the date of the giving of such Default Notice. Upon the termination of such Blockage Period, the Company shall (to the extent not otherwise prohibited by this Article Twelve) promptly resume making all payments on the Securities, including all payments not made during such Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the Default Notice (the "Initial Blockage Period"). Any number of additional Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

            (b)   In the event that, notwithstanding the
foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or Guarantor Senior Debt, as the case may be, (pro rata to such holders on the basis of the respective amount of Senior Debt or Guarantor Senior Debt, as the case may be, held by such holders) as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt or Guarantor Senior Debt, as the case may be, if any, received from the holders of Senior Debt (or their Representatives) or Guarantor Senior Debt, as the case may be, or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt or Guarantor Senior Debt, as the case may be. The Company shall keep complete and accurate records of the names, addresses and amounts owed to all holders of Senior Debt and Guarantor Senior Debt, shall produce such records to the Trustee upon request and the Trustee shall be absolutely protected in relying on such records in paying over or delivering moneys pursuant to this Article Twelve.

            Nothing contained in this Article Twelve shall limit or compromise the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder or otherwise; provided, however, that all Senior Debt and Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

SECTION 12.03.  Payment Over of Proceeds
                   upon Dissolution, Etc.__

            (a) Upon any payment or distribution of assets of the Company or a Guarantor of any kind or character, whether in cash, property or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property or a Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, shall first be paid in full in cash or Cash Equivalents, or such payment shall be duly provided for to the satisfaction of the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities or the Guarantee or such Guarantor, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company or a Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be (pro rata to such holders on the basis of the respective amounts of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, may have been issued, as their respective interests may appear, for application to the payment of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, remaining unpaid until all such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be.

            (b) To the extent any payment of Senior Debt or Guarantor Senior Debt (whether by or on behalf of the Company or a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            (c)   In the event that, notwithstanding the
foregoing, any payment or distribution of assets of the Company or a Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be (pro rata to such holders on the basis of the respective amount of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, may have been issued, as their respective interests may appear, for application to the payment of Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, remaining unpaid until all such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be, has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt or Guarantor Senior Debt of such Guarantor, as the case may be.

            (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in

Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if, in the event the Company is not the surviving corporation, such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 12.04.  Payments May Be Paid
                   Prior to Dissolution.

            Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any monies for such payments, or
(ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in
Section 12.02(a) or in Section 12.07. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 12.05.  Subrogation.

            Subject to the payment in full in cash or Cash Equivalents of all Senior Debt and Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt and Guarantor Senior Debt to receive payments or distributions of cash, property or securities of the Company and such Guarantor applicable to the Senior Debt and Guarantor Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt and Guarantor Senior Debt by or on behalf of the Company or any Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be a payment by the Company or any Guarantor to or on account of the Senior Debt or Guarantor Senior Debt, as the case may be, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt or Guarantor Senior Debt, as the case may be, on the other hand.

SECTION 12.06.  Obligations of the Company Unconditional.

            Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or Guarantees is intended to or shall impair, as among the Company, any Guarantor, their respective creditors other than the holders of Senior Debt or Guarantor Senior Debt, and the Holders, the obligation of the Company and any Guarantors, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and any Guarantors other than the holders of any Senior Debt or Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Debt or Guarantor Senior Debt in respect of cash, property or securities of the Company or any Guarantor received upon the exercise of any such remedy.

SECTION 12.07.  Notice to Trustee.

            The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt or Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt or Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.08.  Reliance on Judicial Order or
                   Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company or Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt or Guarantor Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.09.  Trustee's Relation to Senior Debt
                   or Guarantor Senior Debt.________

            The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Debt or Guarantor Senior Debt which may at any time be held by it in it individual or any other or Guarantor capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of Senior Debt or Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Debt or Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt or Guarantor Senior Debt.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt or Guarantor Senior
Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10.  Subordination Rights Not Impaired
                   by Acts or Omissions of the Company
                   or a Guarantor or Holders of
                   Senior Debt._______________________

            No right of any present or future holders of any Senior Debt or Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or a Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt or a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of the Senior Debt or Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, or otherwise amend or supplement in any manner Senior Debt or Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt or Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged otherwise securing Senior Debt or Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt or Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or a Guarantor or any other Person.

SECTION 12.11.  Holders Authorize Trustee To
                   Effectuate Subordination of
                   Securities._________________

            Each Holder by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt or Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company or a Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company or a Guarantor, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12.  This Article Twelve Not To
                   Prevent Events of Default.

            The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13.  Trustee's Compensation Not Prejudiced.

            Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.

                                SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                              SPANISH BROADCASTING SYSTEM, INC.,
                                 a Delaware corporation


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer


                               SPANISH BROADCASTING SYSTEM, INC.,
                                  a New Jersey corporation


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer


                               SPANISH BROADCASTING SYSTEM OF
                                  CALIFORNIA, INC.


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer

                                 SPANISH BROADCASTING SYSTEM OF
                                    FLORIDA, INC.


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer


                                 SPANISH BROADCASTING SYSTEM
                                    NETWORK, INC.


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer


                                 SBS PROMOTIONS, INC.


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer

                                 ALARCON HOLDINGS, INC.


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer



                                 SBS OF GREATER NEW YORK, INC.


                              By: /s/ Raul Alarcon Jr.
                                  --------------------------------------------
                                  Name:  Raul Alarcon Jr.
                                  Title: President and Chief Executive Officer


                              By: /s/ Joseph Garcia
                                  -------------------------------------------
                                  Name:  Joseph Garcia
                                  Title: Exec. VP and Chief Financial Officer



                                 UNITED STATES TRUST COMPANY
                                    OF NEW YORK, as Trustee


                              By: /s/ Cynthia Chaney
                                  --------------------------------------------
                                  Name:  Cynthia Chaney
                                  Title: Assistant Vice President

                                                                  EXHIBIT A


                     SPANISH BROADCASTING SYSTEM, INC.

0                       14 1/4% Exchange Debentures
                            due March 15, 2005


                                                        CUSIP No.: [      ]
No. [         ]                                             $[            ]

            SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company", which term includes any successor
corporation), for value received promises to pay to [         ]
or registered assigns, the principal sum of $[          ]
Dollars, together with an amount in cash equal to the Current Market Value on the Maturity Date of the issuable but unissued Contingent Class A Shares (including Contingent Class A Shares not issued as a result of an FCC Deferral or an Authorization Deferral) with respect to such principal sum, on March 15, 2005.

            Interest Payment Dates:  March 15 and September 15.

            Record Dates:  March 1 and September 1

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                 SPANISH BROADCASTING SYSTEM, INC.


                                 By: ___________________________

                                      Name:
                                      Title:


                                 By: ___________________________

                                      Name:
                                      Title:

             [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the 14 1/4% Exchange Debentures due
2005, described in the within-mentioned Indenture.

Dated:                              UNITED STATES TRUST COMPANY
                                      OF NEW YORK, as Trustee



                                    By ____________________________

                                             Authorized Signatory

                             (REVERSE OF SECURITY)

                       SPANISH BROADCASTING SYSTEM, INC.


                          14 1/4% Exchange Debentures
                               due March 15, 2005

1.    Interest.

            SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on this Security will accrue and be payable at a rate of 2% in excess of the rate per annum shown above so long as a Default or Event of Default shall have occurred and be continuing. The Company will pay interest semi-annually on March 15 and September 15 of each year (an "Interest Payment Date"), commencing the Interest Payment Date following the date of issuance of this Security. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            Notwithstanding anything herein to the contrary, on each Interest Payment Date through and including March 15, 2002, the entire amount of the interest payment on the Securi-ties may be paid, at the option of the Company, in additional Securities ("Secondary Securities") (valued at 100% of the principal amount thereof). The Company may, at its option, pay cash in lieu of issuing any Secondary Security to the extent the principal amount such Secondary Security is not an integral multiple of $1,000. The Company shall notify the Trustee of the Company's election to pay interest in Secondary Securities not less than 10 days prior to the Record Date for an Interest Payment Date. On each such Interest Payment Date, the Trustee shall authenticate Secondary Securities for original issuance to each holder of Securities on the preceding Record Date, as shown on the register of the Securities, in the amount required to pay such interest. For purposes of determining the principal amount of Secondary Securities to be issued in payment of interest, the Company shall be entitled to aggregate as to each holder the principal amount of all Securities (including Secondary Securities) held of record by such holder.

            The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.
2.    Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest (to the extent not paid in Secondary Securities) in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment (including any indirect payment made in Secondary Securities) to the Paying Agent or to a Holder at the Holder's registered address.

3.    Paying Agent and Registrar.

            Initially, United States Trust Company of New York
(the "Trustee") will act as Paying Agent and Registrar.  The
Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.    Indenture.

            The Company issued the Securities under an Indenture, dated as of March 15, 1997 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939
(15 U.S.C. {{ 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are limited in aggregate principal amount to $413,930,000.

5.    Optional Redemption.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time on or prior to March 15, 2000 at a redemption price in cash equal to 105% of the principal amount thereof, plus (x) accrued interest thereon to the date of redemption and (y) an amount in cash equal to the Current Market Value on the date the notice of redemption is mailed of the issuable but unissued Contingent Class A Shares (including Contingent Class A Shares not issued as a result of an FCC Deferral or an Authorization Deferral) with respect to the Securities redeemed. The Securities are not redeemable after March 15, 2000 and prior to March 15, 2002. On and after March 15, 2002, the Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on March 15 of the years set forth below, plus, in each case, (x) accrued interest thereon to the date of redemption and (y) an amount in cash equal to the Current Market Value on the date the notice of redemption is mailed of the issuable but unissued Contingent Class A Shares (including Contingent Class A Shares not issued as a result of an FCC Deferral or an Authorization Deferral) with respect to the Securities redeemed:

            Year                                 Percentage

            2002.............................    107.00%
            2003.............................    105.00%
            2004 and thereafter..............    100.00%

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

7.    Change of Control Offer.

            Upon the occurrence of a Change of Control, the Company will be required, subject to certain limitations, to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

8.    Limitation on Certain Asset Sales.

            The Company is subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

9.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided, however, that Secondary Securities and Securities issued in exchange for the Senior Preferred Stock may be issued in denominations of less than $1,000 (but not less than $1.00). A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities during a period beginning 15 days before the mailing of a redemption notice for any Securities or portions thereof selected for redemption.

10.   Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   Unclaimed Funds.

           If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.   Legal Defeasance and Covenant Defeasance.

           The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.   Amendment; Supplement; Waiver.

           Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions.

15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, any Guarantor and their respective Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   Subordination.

            The Indebtedness evidenced by the Securities and the Guarantees is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Debt and Guarantor Senior Debt, respectively, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions,
(b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Spanish Broadcasting
System, Inc., 26 West 56th Street, New York, New York 10019,
Attn:  Joseph Garcia.

                                 GUARANTEE


            Each undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor Person under the Indenture) unconditionally guarantees on a senior subordinated basis as set forth in Article Twelve of the Indenture (such guarantee by the Guarantor being referred to herein as a "Guarantee")
(i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                   SPANISH BROADCASTING SYSTEM, INC.,
                                      a New York corporation


                                   By: ______________________________
                                       Name:
                                       Title:


                                   By: _____________________________
                                       Name:
                                       Title:

                                   SPANISH BROADCASTING SYSTEM OF
                                      CALIFORNIA, INC.


                                   By: _______________________________
                                       Name:
                                       Title:


                                   By: _______________________________
                                       Name:
                                       Title:


                                   SPANISH BROADCASTING SYSTEM OF
                                      FLORIDA, INC.


                                   By: _______________________________
                                       Name:
                                       Title:


                                   By: _______________________________
                                       Name:
                                       Title:


                                   SPANISH BROADCASTING SYSTEM
                                      NETWORK, INC.


                                   By: _______________________________
                                       Name:
                                       Title:


                                   By: _______________________________
                                       Name:
                                       Title:

                                   SBS PROMOTIONS, INC.


                                   By: _______________________________
                                       Name:
                                       Title:


                                   By: _______________________________
                                       Name:
                                       Title:


                                   ALARCON HOLDINGS, INC.


                                   By: _______________________________
                                       Name:
                                       Title:


                                   By: _______________________________
                                       Name:
                                       Title:


                                   SBS OF GREATER NEW YORK, INC.


                                   By: _______________________________
                                       Name:
                                       Title:


                                   By: _______________________________
                                       Name:
                                       Title:

                              ASSIGNMENT FORM


I or we assign and transfer this Security to

___________________________________________________________________________

___________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

____________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ____________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated: __________________                      Signed: ____________________
                                                        (Sign exactly as
                                                        name appears on the
                                                        other side of this
                                                        Security)


Signature Guarantee:      __________________________________________________
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                    OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, check the appropriate box:

Section 4.12 [      ] Section 4.24 [      ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or
Section 4.24 of the Indenture, state the amount:
$_____________


Date: _______________           Your Signature:   ______________________
                                                  (Sign exactly as
                                                  your name appears
                                                  on the other side
                                                  of this Security)


Signature Guarantee: ___________________________________________________

                                                                  EXHIBIT B



                            [FORM OF GUARANTEE]


            Each undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor Person under the Indenture) unconditionally guarantees on a senior subordinated basis as set forth in Article Twelve of the Indenture (such guarantee by the Guarantor being referred to herein as a "Guarantee")
(i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.